EXHIBIT 10.27
                            DISTRIBUTION AGREEMENT

BY AND BETWEEN:

GE Marquette Medical Systems Inc., a corporation organized under the laws of the state of Wisconsin, United States of America, having its principal place of business at 8200 W. Tower Avenue, Milwaukee, Wisconsin, 53223, United States of America, (the "Company"), and CardioDynamics International Corporation, a corporation organized and existing under the laws of the state of California, having its principal office and place of business at 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121 (the "Manufacturer").

The Company and the Manufacturer being individually referred to as the "Party", and collectively referred to as the "Parties".

WITNESSETH:

WHEREAS, the Manufacturer is engaged in the design, manufacture, marketing, sale, and servicing of certain Products (as hereinafter defined)

WHEREAS, the Manufacturer has a direct sales force targeted at sales to congestive heart failure (CHF) and dialysis clinics (including CHF and dialysis clinics within hospitals), and outpatient physician offices, and wishes to increase the sales of the Products in the Territory (as hereinafter defined);

WHEREAS, the Company represents that it possesses the necessary resources, expertise and organization to market, promote, purchase, and sell the Products in the Territory;

WHEREAS, the Manufacturer represents that it possesses the necessary resources, expertise and organization to manufacture and service the Products; and

WHEREAS, subject to the terms and conditions of this Distribution Agreement (the "Agreement"), the Manufacturer wishes to appoint the Company, and the Company is willing to accept such appointment, as distributor of the Products in the Territory.

NOW THEREFORE, in consideration of the premises and the representations, warranties, terms, conditions and mutual undertakings hereinafter set forth, the Parties hereto agree as follows:

SPECIFIC TERMS

Effective Date:    October 20, 1999
                   ----------------

Agreement Ref. No:
                  -----------------

ARTICLE 1 - DEFINITIONS
-----------------------

For the purposes of this Agreement, the terms set out below shall have the following meanings:

1.1 "Affiliate" shall mean any corporation or other business entity which controls, is controlled by or is under common control with a party, but only for so long as such entity controls, is controlled by or is under common control with such party. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent of the outstanding stock or other voting rights of the subject entity entitled to vote for the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or if it can appoint, dismiss or otherwise control the actions of a majority of directors or any corresponding managing authority.

1.2 "Operators and Service Manuals" shall mean the documents attached to this Agreement as Exhibit A, as modified, reissued, amended, or updated from time to time.

1.3 "Product" and "Products" shall each mean the BioZ.com Non-Invasive Cardiac Output Monitor described in the Operator and Service Manuals attached as Exhibit A and any modifications, enhancements, upgrades and accessories thereto and their associated documentation.

1.4 "Territory" shall mean the countries and territories specified in Exhibit B to this Agreement and such other countries as the Parties may agree to in writing.

1.5  "Training Plan" shall mean the training to be provided in accordance with
Section 5 (j) and  Exhibit D to this Agreement.

1.6  "Upgrade" shall have the meaning given to it in Section 2.3.

ARTICLE 2 - RIGHTS TO PRODUCT
-----------------------------

2.1  Appointment
     -----------

The Manufacturer hereby appoints the Company, and the Company hereby accepts the appointment in the Territory, as the Manufacturer's exclusive distributor from January 1, 2000 and its non-exclusive distributor prior to that date, for in-hospital promotion and sale of the Products in the Territory. The Company shall use its skill to sell, advertise and promote the in-hospital sale and use of the Products throughout the Territory.

2.2  No Right to Distribute Outside Territory.
     ----------------------------------------

The Company shall not, outside the Territory either (a) solicit or accept orders, or (b) bid on tenders, or (c) establish an office for the purpose of selling and/or servicing the Products.

2.3  Modifications, Enhancements, Upgrades.
     -------------------------------------

In the event the Manufacturer modifies, enhances or upgrades a Product (each an "Upgrade") during the term of this Agreement, the Manufacturer will provide the Company with such Upgrades in accordance with Exhibit C as amended from time to time This provision does not apply to new options, features or products offered for sale by Manufacturer.

ARTICLE 3 - TERM
----------------

The term of this Agreement shall commence on the date hereof and shall continue until terminated in accordance with the provisions hereof (such period being the "Agreement Period").

ARTICLE 4 - RESPONSIBILITIES OF COMPANY
---------------------------------------

During the Term of this Agreement, the Company shall

(a) promote and sell the Product within the Territory using such methods as it, at its sole discretion deems appropriate, including the concentrating of sales and marketing efforts on one or more areas of the Territory to the exclusion of others: should the Company wish to exclude an area within the Territory such area will be thereafter deleted from the definition of Territory.

(b) maintain an adequate organization, infrastructure and trained personnel in order to perform its obligations under this Agreement and to achieve the objectives set forth in this Agreement;

(c) within 2 weeks of the end of each quarter (31 March, 30 June, 30 September and 31 December), commencing the first quarter after the signing of this Agreement, or upon request from the Manufacturer (with at least five (5) business days advance notice to Company) provide the Manufacturer with a complete list of its customers for the Products, the amounts and serial numbers purchased by such customers and financial statements relating to sales of the Product and an order and sales forecast for the next quarter;

(d) notify the Manufacturer promptly of the existence and content of any law, rule, regulation, or governmental or regulatory order of which it becomes aware which conflicts or may conflict with any provision of this Agreement or otherwise affect the sale of the Products in the Territory;

(e) comply with all applicable laws, rules, regulations or governmental or regulatory orders regarding the Products;

(f)  purchase the Products directly from Manufacturer;

(g) ensure that the Products bear the Manufacturer's name when sold to customers;

(h) obtain at its own expense, any and all import and export licenses and governmental approvals as necessary for the sale of the Products, and inform the Manufacturer of the granting or withdrawal of said licenses or approvals;

(i) train and support purchasers of the Product to the level and training which Manufacturer has made available to Company; and

                                       2

(j) provide the Manufacturer with a six (6) month rolling forecast on a quarterly basis of its anticipated needs by Product model and month. Such forecast are agreed to be for polling purposes only and are not binding upon either party.

ARTICLE 5 - RESPONSIBILITIES OF MANUFACTURER
--------------------------------------------

The Manufacturer shall

(a) sell the Products and spare parts for Products to the Company for resale by it to customers in the Territory at prices agreed between the Parties from time to time and as set forth in Exhibit C to this Agreement;

(b) supply the Products and spare parts ordered by the Company in the quantities and at the times specified by the Company in its purchase orders within Manufacturer stated lead times, in accordance with the terms and conditions set forth in this Agreement;

(c) sell to the Company spare parts for the Products and copies of all Operators and Service Manuals which were issued or were available during the Term as Company may order at the prices and on the terms and conditions prevailing on the date of order or as specified in a separate Service Agreement, which will supercede any service obligations within this agreement for a period of seven (7) years following termination of this Agreement;

(d)  make available the Operators and Service Manuals in English

(e) not alter the design of the Products in any fashion which would cease to make the Products interchangeable with respect to form fit and function (except with the prior written agreement of the Company which shall not be unreasonably withheld);

(f) give the Company sixty days notice of any changes in the design of the Products which will impact their operation, form, fit or function;

(g) ensure that the Products bear the Manufacturer's name when sold to the Company;

(h) give Company one hundred eighty (180) days notice of any proposed discontinuance of any spare parts for any Product and shall supply to Company at the then prevailing price such number of those parts as may be ordered by Company during that one hundred eighty (180) day period. If, prior to the end of such period, Company provides Manufacturer with a forecast for orders for such parts during the one hundred eighty (180) days following the date of that forecast, Manufacturer will supply those parts to Company at the then prevailing
prices if Company agrees to purchase all such parts   Manufacturer will, upon
request, use reasonable efforts to assist Company in making arrangements with its vendors to ensure a continuing supply to Company of such specialized parts or in developing alternative sources of supply for such items;

(i) identify and obtain, at its sole cost and expense, all regulatory approvals required for the development, manufacture or sale of the Products in the Territory. If Manufacturer reasonably determines that it is not in its best interests to obtain all regulatory approvals required in some portions of the Territory, Manufacturer shall promptly provide notice for such determination to Company. Within thirty (30) days of receiving such notice, Company may notify Manufacturer of its intention to obtain such regulatory approval. Manufacturer shall provide a written response within fifteen (15) days receipt of such notice indicating whether it approves of, or reasonably objects to Company's intent as stated in such notice and its reasons for that decision; if Manufacturer fails to respond to such notice within the permitted period it shall be deemed to approve the Company's intent. The cost of obtaining such approval shall be borne by Company, and Company will have exclusivity on all sales and distribution of Products in that Territory. If such approvals are not obtained, or if Manufacturer sends a notice of reasonable objection within the fifteen
(15) day period, the relevant portion shall be excluded from the Territory and the Company shall not market, promote or sell the Products in such portion of the Territory. Where Company is responsible for obtaining any regulatory approvals, Manufacturer will reasonably cooperate with Company by providing, at no charge to Company, any data or material in its possession that is reasonably required to obtain such approvals including, but not limited to, non-proprietary clinical testing material;

                                       3

(j) provide training courses in accordance with the Training Plan outlined in Exhibit D;

(k) provide Company with Operators and Service Manuals as Company may reasonably request;

(l) provide such telephonic technical support as Company may reasonably request, or other technical support as Company and Manufacturer mutually deem necessary to enable Company to perform its obligations under this Agreement;

(m)  comply with all applicable export laws during the term of this Agreement;
and

(n) grant the Company and purchasers or users of the Products purchased through the Company a perpetual, fully paid up, worldwide, irrevocable license to use in the operation, maintenance and repair of such purchased Products, any software and/or firmware supplied by Manufacturer to Company.

(o) support Company sales in the Territory by making available approximately ten-percent (10%) of Manufacturer's aggregate direct sales efforts.

ARTICLE 6 - ORDERS AND ACCEPTANCE
---------------------------------

6.1 The Company shall submit to the Manufacturer purchase orders for the Products in its standard format which shall specify the delivery dates and identify the quantities to be delivered.

6.2 The Manufacturer will deliver the Products in the quantities and at the destination specified by the Company in its purchase orders within sixty (60) days of receipt of the purchase order or such other longer time specified in the purchase order.

6.3 Prior to delivery of each Product ordered by Company pursuant to this Agreement, Manufacturer will perform its standard factory acceptance test applicable to such Product and, where applicable, will record in writing that the Product ordered has satisfied the requirements of the test. Records of such tests shall remain available for review by Company for a period of six (6) months or such longer period as is required by applicable law. Product will be deemed accepted by Company if not rejected by notice and returned to Manufacturer in accordance with Section 9.1 within 45 days of shipment .


ARTICLE 7 -- DELIVERY AND TRANSFER OF TITLE
-------------------------------------------

7.1 Title to and risk of loss for a Product shall pass from the Manufacturer to the Company on delivery f.o.b. to the Manufacturer's dock in San Diego, California. The Manufacturer will ship the Products to that destination. All further costs of insurance, shipping, duties, packaging, freight and additional charges will be borne by Company.

7.2 In the event that Company incurs a penalty because of a late delivery of the Products and the late delivery is attributable to a fault on the Manufacturer, the Manufacturer shall reimburse the Company for the amount of such penalty. The penalty shall not exceed the late delivery penalty which the Company incurs by reason of late delivery attributable to the fault of the Manufacturer and the total amount of the penalty will not exceed the price of the Product. The above shall be in addition to any other remedies available to the Company.

7.3 The delivery schedule confirmed by the Manufacturer will be binding upon both parties, but the Company may, upon written notice, reschedule delivery by a period of at least equal to the lead-time for such Product.(Such reschedule must defer the delivery of the Products to a reschedule date no later than October 15 of the current year.) No other changes, including changes in the mix or configuration of the Products, may be made to the purchase order without the Manufacturer's prior written consent.

ARTICLE 8 - FINANCIAL CONDITIONS
--------------------------------

Prices
------

  8.1.1. The prices to be paid by the Company for the Products shall be those set forth in Exhibit C, or as they may be amended by written agreement between the Parties from time to time.

  8.1.2 The Company shall pay any charges with respect to the delivery, storage, transportation and insurance of the Products.

                                       4

  8.1.3 Company and Manufacturer will review the prices six (6) months from the date of this Agreement and every six (6) months thereafter; provided, however, that in no event shall any increase in prices for a particular Product be greater than the total percentage increase in the Manufacturer's cost in making, assembling or purchasing for such Product.

  8.1.4 Manufacturer will ensure that the prices are at least as low as the prices at which it currently sells the Products or items equivalent to the Products in the same or similar quantities and under the same or similar terms and conditions to any other customers. If, during the Term, Manufacturer reduces the price of such items it shall:

  (i)  promptly notify the Company in writing of such reduction; and

  (ii) apply an equivalent reduction in price to all products ordered by the Company that have not been previously shipped and invoiced at the time of such reduction. The prices shall thereafter be adjusted to reflect such reduction.

8.2  Terms of Payment
     ----------------

All payments from the Company to the Manufacturer shall be due within of sixty
(60) days after shipment of the Products in good working order and shall be in US dollars by wire transfer, check or other instrument reasonably acceptable to Manufacturer. All invoices unpaid after sixty (60) days are subject to interest at the lesser of 10% per year, or the maximum lawful rate commencing upon the date the payment is due.

8.3  Taxes
     -----

All taxes (including income, sales or turnover taxes), duties, fees, charges or assessments of any nature levied relating to the Products before shipment shall be the responsibility of the Manufacturer; those levied after shipment, whether levied against the Company, or against the Manufacturer or their respective subcontractors, shall be the sole responsibility of the Company.

ARTICLE 9 - WARRANTIES AND INDEMNITY
------------------------------------

9.1   General Warranty
      ----------------

The Manufacturer warrants each Product sold to the Company under this Agreement against defects for the periods set out in Exhibit E. In the event of a breach of this warranty, the Manufacturer's obligation is limited to replacing or repairing, at its option, at a site to be designated by it in writing, any Product (except expendable parts thereof) that was in the warranty period and returned to Manufacturer in the original shipping carton or a replacement shipping carton provided by Manufacturer at Manufacturer's expense under a Material Return Authorization ("MRA") number to be issued by CardioDynamics to the Company or customer as soon as Company or customer informs Manufacturer of the breach of this warranty and, were found by Manufacturer to be defective in proper usage. Manufacturer warrants that (a) the Products will (i) conform materially to all relevant Operators and Service Manuals, specifications, drawings, plans, instructions, samples or other descriptions furnished to the Company, (ii) be fit and sufficient for the purpose(s) for which they were manufactured and sold, (iii) be new and merchantable, (iv) be of good material and workmanship and free from defects, whether latent or otherwise and (v) be free from any claim of any nature by any third person. Manufacturer warrants that any Service by Manufacturer will be performed in a competent manner and be fit for any purpose for which Manufacturer knows or has reason to know Company or Company's customers intend to use or rely upon such service.

9.2   Intellectual Property Warranty
      ------------------------------

The Manufacturer warrants that it owns all copyrights, patents, trademarks and other intellectual property rights in the Products, that the Products do not infringe the rights of any third parties and that it has full right and ability to enter into this Agreement and to permit the Company to carry out its obligations under this Agreement.

9.3  Year 2000
     ---------

Manufacturer expressly warrants that neither the performance nor the functionality of any Product delivered to the Company will be affected in any way by the advent of the year 2000 or otherwise by the use of any date information, nor will the Product affect any other systems, products or operations in any way by the advent of the year

                                       5

2000 or otherwise by the use of any date information.

9.4  Medical Device Laws
     -------------------

Manufacturer warrants that the Products and their Manufacturer will comply with all applicable medical device laws and regulations.

9.5  Fair Labor Standards Act
     ------------------------

Manufacturer warrants, and will certify, that the Products were produced in compliance with the Fair Labor Standards Act of 1933, as amended, and any other laws or regulations dealing with the wages, hours of working, conditions or employees engaged in the production of the Products.

9.6  Environmental Safety
     --------------------

Manufacturer warrants that each chemical substance contained in the Products complies with all applicable federal, state and local environmental health and safety laws, including, without limitation, the Toxic Substances Control Act, Occupational Health and Safety Act, and Federal Hazardous Substances Act, as each may be amended.

9.7  Product Safety
     --------------

Manufacturer warrants that the Products comply with any applicable sections of the Federal Food, Drug and Cosmetic Act, Federal Consumer Product Safety Act, and Federal Communications Act, as each may be amended, and any other applicable product safety law.

9.8  Indemnity
     ---------

If the Manufacturer breaches the warranty given in Section 9.2, or if the Company is subject to any product liability claims arising out of the design and manufacture of the Product, the Manufacturer will hold harmless and indemnify the Company against all losses, damages, costs and expenses (including attorney's reasonable costs and fees) that the Company may sustain as a result of such breach. This indemnity is given on the conditions that (i) Buyer gives Manufacturer prompt notice of such claim (provided, however, that any delay or failure to notify Manufacturer of any claim shall not relieve Manufacturer of its indemnification obligations under Section 9.2 except to the extent that the defense of such action is materially prejudiced or materially adversely affected by such delay or failure to notify), (ii) Manufacturer maintains the right to sole control of the defense and all negotiations for settlement of such claim or suit and (iii) Company agrees to cooperate with Manufacturer (provided, however, that any failure to cooperate with Manufacturer shall not relieve Manufacturer of its indemnification obligations under this Section 9.8 except to the extent that the defense of such action is materially prejudiced or materially adversely affected by such failure to cooperate). In the event of any claim as described above which has been finally adjudicated in favor of a third party, Manufacturer will have the option, at its own expense, either to procure for Company the right to continue using said product or replace with a non-infringing product or modify same so it becomes non-infringing, subject to reasonable approval of such replacement part or modification by Company.

9.9 Manufacturer shall indemnify, defend and hold Company harmless from and against all loss, damage or expense (including reasonable attorneys' fees) caused by a defect in the design or manufacture, or a breach of any warranty in this Article 9 (other than the warranty given at Section 9.2) of any of the Products purchased under this Agreement provided that Company gives Manufacturer prompt notice of such claim or suit (provided, however, that any delay or failure to notify Manufacturer of any claim shall not relieve Manufacturer of its indemnification obligations under Section 9.8 except to the extent that the defense of such action is materially prejudiced or materially adversely affected by such delay or failure to notify), the right to maintain sole control of the defense and all negotiations for settlement of such claim or suit, and cooperates with Manufacturer in the defense and/or settlement thereof.

9.10 Except as set forth in this Article 9, Manufacturer gives no other warranties of any kind, express or implied, and all implied warranties of merchantability and fitness for a particular purpose that exceed the scope of the above warranties are disclaimed by Manufacturer and excluded from this Agreement.

ARTICLE 10 - SERVICE
--------------------

                                       6

The parties agree to negotiate in good faith a definitive written agreement with respect to service and service training.

ARTICLE 11-ADVERTISING AND PUBLICITY
------------------------------------

If so requested the Manufacturer shall make available its own advertising and sales literature to the Company at cost plus carriage. The Company shall not use the Manufacturer's name or any other trademark or trade name used or claimed by the Manufacturer (all of which names or marks shall hereinafter be referred to as the "Marks") in connection with any business conducted by the Company other than dealing with the Products. The Manufacturer hereby grants to the Company a royalty free non-exclusive license to use the Marks, but only with respect to the sales of the Products. The Company shall include and shall not alter, obscure or remove any trademark or trade name used or claimed by the Manufacturer, or any markings, colors or other insignia which are contained on or in or affixed to Product at the time of shipment. Both parties must approve, in advance in writing, any advertising or promotional literature or announcement to the press by the Company regarding the relationship or otherwise utilizing either the Manufacturer's or Buyer's name or trademarks in advance in writing.

ARTICLE 12-LIMITATION OF LIABILITY
----------------------------------

Any provision herein to the contrary notwithstanding, in no event shall either party be liable for indirect, incidental or consequential damages. Except in respect of a claim which falls under the indemnity given at Section 9.8, breach of the warranty given at Section 9.2, for which no limit applies, in no event shall the liability of the Manufacturer arising in connection with any Product sold hereunder (whether such liability arises from a claim based on agreement, warranty, tort (including gross negligence) or otherwise) exceed the amount paid by Buyer to CardioDynamics for such Product.

ARTICLE 13 - COMPETITION
------------------------

13.1  Co-Marketing
      ------------

Manufacturer agrees that, during the term of this Agreement, it will not directly or indirectly sell, market or distribute the Products (or any stand-alone products capable of functioning as a substitute to the Product) to any party in the Territory, as specified in Exhibit B.

13.2  Further Agreements-Rights of Exclusivity
      ----------------------------------------

The parties intend to enter into good faith negotiations with respect to a definitive written agreement pursuant to which, Company shall distribute Manufacturer's products in Canada, Latin America, and Asia/Pacific.
Manufacturer agrees that neither it nor its Affiliates or representatives will:
(i) sell or transfer their respective companies, any significant interest in their respective companies or any significant assets of their respective companies to any third party, or enter into any agreement to do the same; or
(ii) make any offer to any third party, or commence or entertain discussions with, or provide material non-public information to any third party (other than with respect to the ongoing activities of Manufacturer's current distributors in those territories) regarding the distribution of its products in those territories. Manufacturer further agrees to promptly inform Company of any proposal or other writing it may receive relating to any of the foregoing. In order to provide a reasonable period for the parties to complete negotiation of distribution agreement for these territories, this section will remain in force until midnight December 1, 1999.

13.3  Non-competition
      ---------------

In order to induce Manufacturer to enter into the transactions contemplated hereby, and in consideration thereof, Company agrees that it shall not, directly or indirectly, engage, whether as principal, agent, investor, distributor, representative, partner, stockholder, consultant or otherwise, in any activity or business venture, anywhere in the Territory, which involves (a) during the term of this Agreement, the development, manufacture, distribution or sale of non-invasive cardiac output measurement devices using the Thoracic Electrical Bio-impedance method or (b) for a period of one (1) year following expiration or termination of this Agreement, the distribution or sale of noninvasive cardiac output measurement devices using the Thoracic Electrical Bio-impedance method.

                                       7

13.4  Scope of Restriction
      --------------------

The parties agree that if, in any proceeding, a court or other authority shall refuse to enforce any covenant herein set forth because such covenant covers too extensive a geographic area or too long a period of time, such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

ARTICLE 14 - INITIAL PURCHASE
-----------------------------

14.1 On execution of this Agreement, Company will submit to Manufacturer a purchase order of even date for 20 demonstration units of the BIOZ.com hemodynamic Monitor (model BZ 4110-101) and one additional patient cable, , and case of sensors (50 patient applications) per unit for shipment on or before October 15, 1999.

14.2 A minimum order of an additional 20 units of the Products (BioZ.com, additional patient cable , and a case of sensors) will be ordered on or before January 5, 2000 and a yearly minimum volume commitment for the purchase of Products will be agreed between the parties. For Year 2000, the minimum volume commitment is 68 units (20 units for the first quarter, and 16 units for each subsequent quarter in Year 2000). The additional 20 units ordered on or before January 15, 2000 will apply toward the minimum volume commitment for the Year 2000, and toward the minimum volume commitment for shipments prior to February 15, 2000 as specified in Article 17.2. In no event shall the minimum volume commitment be less than the Company's mutually-agreed upon share of Manufacturer's annual business objectives.

14.3 Company agrees to make available one Hewlett-Packard Model 340 (or acceptable equivalent) Printer for each demonstration unit. Printers may be purchased either from Manufacturer or from the Company's preferred printer supplier.

ARTICLE 15 - RECALL AND PRODUCT COMPLAINTS
------------------------------------------

15.1  Recall
      ------

In the event the Company, any of its subsidiaries, or its distributors should be required or the Company should voluntarily decide to initiate a recall, product withdrawal, or field correction of any Products Company shall notify Manufacturer and provide a copy of its proposal, including the recall letter, for Manufacturer's approval prior to initiation of such action which approval will not be unreasonably withheld or delayed. In carrying out such a recall, Manufacturer shall lead in the investigation to determine the cause and extent of the problem.

In the event that Manufacturer or a regulatory agency reasonably believes that a recall, product withdrawal, or field correction for Products may be necessary or appropriate, Manufacturer shall notify Company through Company's designee to be named, of Manufacturer's belief, and the parties shall fully cooperate with each other concerning the necessity and nature of such action. All regulatory authority contacts, as applicable, and coordination of any recall or field correction activities will be handled by Manufacturer, with Company's assistance, whether or not such action was initially requested by Manufacturer. In the event that any Product is recalled as a result of (1) the supply by Manufacturer of product that does not conform to any warranty in Article 9 including, without limitation, the specifications; (2) the negligent or intentionally wrongful act of Manufacturer or its representatives, then Manufacturer shall bear the following costs and expenses of such recall: reasonable expenses related to communications and meetings with all required regulatory agencies, reasonable expenses of replacement stock, the reasonable cost of notifying customers and the reasonable costs associated with shipment of recalled Products from customers and shipment of an equal amount of replacement
Products to those same customers.   To the extent that the reason for any recall
of Products hereunder is in part the responsibility of Manufacturer and in part the responsibility of Company then the expenses shall be allocated in an equitable manner between the parties.

15.2  Product Complaints
      ------------------

Manufacturer will be responsible for the support and upkeep of the Products unless specified in a separate Service Agreement. However, if any Product needs engineering evaluation, Manufacturer will evaluate at no charge and supply a written report summarizing the evaluation within fourteen (14) days of receipt of the subject device. Furthermore, it will be the responsibility of Manufacturer to resolve

                                       8

Product-related complaints. All complaints submitted through Company will be transferred in a timely manner to Manufacturer for investigation and resolution. Product complaints in which the Product is implicated in an event which resulted in patient or user serious injury or death will be transferred to Manufacturer within three working days. Manufacturer will provide Company with copies of all correspondence related to Product-related complaints originated by Company.

ARTICLE 16 - CONFIDENTIALITY
----------------------------

16.1 Each of the parties shall at all times during and subsequent to the Agreement Period keep and cause to be kept confidential, any confidential information received by it from the other party. Such confidential information received from the other party shall not be disclosed in any manner to any third party; provided, however, the parties may disclose any confidential information contemplated hereunder to third parties as necessary to have the Products designed, manufactured, modified, improved, serviced or repaired; confidential information shall be disclosed by the receiving party only to those employees or third party contractors who need to know the same; such employees and third parties to whom such Confidential information is disclosed shall be advised of the confidential nature of such information and shall maintain the same in confidence as the confidential information of the other party.

16.2 Confidential information shall consist of all confidential information maintained in secrecy or confidence by the disclosing party as a valuable trade secret or business information; all confidential information disclosed shall be marked "confidential" by the disclosing party if in writing prior to disclosure.

16.3 Confidential information shall not include: (i) any information which is generally available to the public through no breach of this Agreement; (ii) any information which is lawfully received from a third party having rights to disclose the same to the receiving party and which third party is free from similar non-disclosure obligations as are set forth herein; (iii) any information which is independently developed by the receiving party; (iv) any information which is already known to the receiving party or its subsidiaries or affiliates, or in their possession prior to disclosure by the other party. The parties further agree that the party asserting as a defense that confidential information was obtained in a manner set forth in clause (i), (ii), (iii) or
(iv) above shall bear the burden of proof in establishing such defense by a preponderance of the evidence.

16.4 It shall not be a breach of this Article 16 if Confidential Information is disclosed by the receiving party to comply with a legal or regulatory requirement or with a court order, if that party promptly notifies the other upon becoming aware of such requirement or order.

ARTICLE 17 - TERMINATION
------------------------

17.1 This Agreement shall expire at the end of the term specified in Article 3 unless otherwise agreed. In the absence of an extension or renewal agreement, any transactions or activities within the scope of this Agreement engaged in between the Parties following expiration or termination of this Agreement shall be covered by the terms of this Agreement, but nothing in this Agreement shall be deemed to require either Party to further continue such activities or transactions, and either Party, at its sole discretion, may cease any such further activities or transactions at any such time without liability to the other.

17.2  This Agreement may be terminated prior to the completion of its term:

by agreement in writing between the Parties;

by either party upon sixty (60) days notice if the other is in material breach of this Agreement, unless such breach is capable of cure and is not persistent, in which case termination shall occur only if such material breach has not been cured within that sixty (60) day period following receipt of a notice. The notice shall specify the material breach in reasonable detail. For the purposes of this Article 17.2 material breaches include, without limitation, failure of the Products to conform to the Operators and Service Manuals in Exhibit A as amended from time to time; the supply within the Territory by Manufacturer or by any party other than the Company who has been so authorized by the Manufacturer of the Products to any party other than the Company for in-hospital sales; failure to deliver Products on time; failure to provide Service in a prompt and efficient manner;

by either party, effective immediately upon notice, if the other Party becomes the subject of

                                       9

any bankruptcy proceedings, receivership, or other insolvency proceedings or makes any assignment or other arrangement for the benefit of its creditors or otherwise ceases to conduct its operations in the normal course of business;

by either party, effective immediately upon notice, if (i) the other attempts to sell, assign, delegate, or transfer any of its rights and obligations under this Agreement, except in the case of the Company, to any of the Company's Affiliates, without having obtained the Company's prior written approval or (ii) a material change occurs in the ownership or control of the Manufacturer which is reasonably unacceptable to the Company; or (iii) either party utilizes the services of a company or person reasonably unacceptable to the other party; or
(iv) either party acts in a manner reasonably deemed by the other party to be detrimental to the best interests of the other party ;

by either party if the other fails to secure or renew any material license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this agreement, or if any such license, registration, permit, authorization or approval is revoked or suspended and is not cured within sixty (60) days of such failure, revocation;

by the Manufacturer, effective immediately upon notice, if Buyer fails to pay any sums due under this agreement within thirty (30) days after the due date; by the Manufacturer;

by the Manufacturer, effective immediately upon notice, if the Company fails to order the minimum volume commitment of Products in accordance with Article 14;

by either party immediately if the parties fail to execute a mutually acceptable Service Agreement by November 30, 1999; or

by either party if they fail to agree upon minimum volume commitments ("Minimum Yearly Amount") by January 15, 2000 and, in respect to subsequent years, thirty
(30) days prior to the end of the twelve (12) month period covered by the then existing Minimum Yearly Amount;

by Manufacturer upon sixty (60) days notice except for the November 15 date, which would be five (5) days notice if the Company fails to order the following minimum quarterly percentages of the Minimum Yearly Amount by:

     February 15: at least 25% of the Minimum Yearly Amount;
     -----------

     May 15: at least 25% of the Minimum Yearly Amount (or a cumulative of 50%
     ------
     of the Minimum Yearly Amount)

     August 15:  at least 25% of the Minimum Yearly Amount (or a cumulative of
     ---------
     75% of the Minimum Yearly Amount)

     November 15: at least 25% of the Minimum Yearly Amount (or a cumulative of
     -----------
     100% of the Minimum Yearly Amount)

by either party upon notice if any other distribution agreement between the parties is terminated in accordance with the terms thereof by either party if they fail to agree upon Minimum Yearly for the calendar year commencing January 1, 2001 by November 15, 2000.


ARTICLE 18 - RIGHTS AND OBLIGATIONS OF THE PARTIES ON TERMINATION
-----------------------------------------------------------------

18.1 Upon expiration or termination of this Agreement except as otherwise requested by the Manufacturer, the Company shall immediately cease all sales and other activities in connection with the Products;

within sixty (60) days of the expiration or termination of this Agreement a final accounting shall be prepared by the Manufacturer and delivered to the Company. Such final accounting shall indicate any and all amounts owed by the Company to the Manufacturer as set off by any amount due by the Manufacturer to the Company, at the effective date of expiration or termination. All payments to be made pursuant to this Article shall be made within thirty (30) days of receipt by the Company of the aforesaid final accounting;

Company shall, within sixty (60) days from the date of expiration or termination of this Agreement return to the Manufacturer, free of charge (i) all of its sales and service records concerning the Products, including, without limitation, its customer list; and (ii) any and all proprietary items supplied by the Manufacturer to the Company;

Manufacturer shall, at the Company's request, at any time after termination of this Agreement due to Manufacturers breach, repurchase any of the Products or spare parts, at the net price paid by the Company plus actual transportation costs and import duties thereon, Manufacturer and the

                                       10

Company hereby recognize and agree that, unless otherwise agreed between the Parties, their responsibilities with respect to purchase orders for Products accepted by the Manufacturer prior to the effective date of expiration or termination of this Agreement, shall survive until fully performed,. At the date of expiration or termination of this Agreement, the Company shall provide to the Manufacturer a list of such pending purchase orders; and

18.2 The acceptance of any purchase order, or the sale of any Product(s) to the Company after the expiration or the termination of this Agreement shall not be construed as a renewal or extension thereof nor as a waiver of expiration or termination. In the absence of a written agreement between the Parties, all such transactions shall be individually governed by the terms and conditions of this Agreement.

18.3 The Parties hereby agree that neither shall be liable to the other by reason solely of expiration or termination of this Agreement for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the Manufacturer or the Company or otherwise.

ARTICLE 19 - INJUNCTIVE RELIEF
------------------------------

In the event of a breach or threatened breach by either party of any of the provisions of Article 13 or Article 16, each party hereby consents and agrees that the other party shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining such party from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by such party under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting any party from pursuing any other remedies at law or in equity which it may have.

ARTICLE 20 - NOTICES
--------------------

All notices to be served on the Company or the Manufacturer pursuant to the terms hereof shall be in writing and either personally delivered, sent by prepaid registered air mail or facsimile transmissions (and in the case of facsimile, such return receipt must show complete transmission to the correct facsimile number) to the addresses as set forth in this Agreement. All notices given pursuant hereto shall be effective upon receipt (if personally delivered) or the date shown on the return receipt (if sent by registered mail or by facsimile). Notices shall be sent to the attention of the persons identified below. Any change of address or recipient of notice of a Party hereto shall be notified in writing to the other Party.

Initial contact details for the Parties are:

The Manufacturer:
CardioDynamics International Corporation
6175 Nancy Ridge Drive, Suite 300
San Diego, California  92121
Attention: Chief Executive Officer
Telecopier No.: (619) 535-0055

If to Company:

GE Marquette Medical Systems, Inc.
8200 West Tower Avenue
Milwaukee, Wisconsin 53223
Attention:  Vice President of Marketing
Telecopier No.:  (414) 357-3456

ARTICLE 21 - GOVERNING LAW MEDIATION ARBITRATION
------------------------------------------------

21.1 This Agreement shall be governed by, and in accordance with, the internal laws of the State of Wisconsin USA, without giving effect to the conflict of laws principles thereof.

21.2 The Parties agree that any controversy, claim or dispute between the Parties arising out of or relating in any way to this Agreement which the Parties are unable to resolve by mutual negotiation will be referred to the Chief Executive Officer and General Counsel of the Manufacturer and the Vice President of Marketing and General Counsel of the Company who will attempt to resolve such controversy claim and dispute in a spirit of good faith and on sensible commercial principles.

21.3 In the event of any controversy, dispute or difference between the Parties hereto, reasonably estimated by either party not to exceed $100,000, either party may give notice to the other in writing of the existence of such controversy, dispute or difference specifying its nature and the

                                       11

points at issue. If the same shall not be amicably resolved by negotiation as set forth above within thirty (30) days from the receipt of such notice, either party shall be entitled to have such controversy, dispute or difference finally settled by arbitration, in accordance with the rules of the American Arbitration Association in effect on the date of this Agreement. The arbitration shall be conducted in Milwaukee, Wisconsin , USA, in the English language by a Tribunal of three arbitrators appointed in accordance with such rules. The decision of the arbitrators shall be based upon the rights and obligations of the Parties set forth in this Agreement and shall be binding on the parties to the arbitration proceeding and may be entered as a judgment in any court in any country having jurisdiction.

ARTICLE 22 - MISCELLANEOUS
--------------------------

22.1  Entire Agreement
      ----------------

This Agreement and the exhibits referred to herein constitute the entire agreement between the Parties with respect to the subject matter thereof and supersede all prior statements, agreements, understandings, communications, representations and/or promises, whether in writing or oral, of the Parties relating thereto.

22.2  Access to records
      -----------------

If Manufacturer provides Products to the Company valued at ten thousand dollars ($10,000) or more over a twelve (12) month period, it shall permit, during the period of this Agreement and for four years after its termination or expiration, the Comptroller General of the United States, Department of Health and Human Services or his duly authorized representatives reasonable access to this Agreement and such records as he may reasonably require under applicable law to verify the nature, extent and costs of service provided under this Agreement.
To the extent Manufacturer subcontracts any work connected with manufacturing the Products, its contracts with these subcontractors will provide for similar access to the subcontractors' records.

22.3  Non-assignment
      --------------

Neither party shall have the right to assign, delegate, sub-contract or otherwise transfer any of its rights and obligations under this Agreement without the prior written consent of the other, except to an Affiliate of such party.

22.4  Amendment
      ---------

This Agreement may not be modified except by a written instrument duly signed by authorized representatives of both Parties.

22.5  Waiver
      ------

No failure on the part of a Party hereto to exercise, and no delay in its exercise of, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise by a Party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22.6  Severability
      ------------

If one or more of the provisions of this Agreement are at any time found to be invalid by a court, tribunal or other forum of competent jurisdiction, or otherwise rendered unenforceable, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement. This Agreement shall be deemed amended by modifying or severing such provisions to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if that is not possible, by substituting therefor another provision that is valid, legal and enforceable which materially effectuates the Parties' intent. Any such invalid or unenforceable provision or provisions shall be severable from this Agreement so that the validity or enforceability of the remaining provisions of this Agreement, or the validity of the provision(s) in question in any other jurisdiction, shall not be affected thereby.

22.7  Independent Contractor
      ----------------------

This Agreement does not make either Party the employee, agent or legal representative of the other for any purpose whatsoever. Neither Party is granted the right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party. In fulfilling its obligations pursuant to this Agreement each Party shall be acting as an independent contractor.

22.8  Amendment
      ---------

                                       12

This Agreement cannot be amended, changed, modified or supplemented in any manner whatsoever, except by agreement in writing executed by the Parties.

22.9  Force Majeure
      -------------

If the performance of this Agreement or of any obligation hereunder (except payment of monies due) is prevented, restricted or materially interfered with by reason of fire or other casualty or accident; strikes or labor disputes; inability to procure raw material, power or supplies; hurricanes, earthquakes, floods, or Acts of God; war or other violence; any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency or intergovernmental body; or any other act or condition whatsoever beyond the reasonable control of the parties hereto, the party so affected, upon giving notice to the other party, shall be excused from such performance during and to the extent of such prevention, restrictions or interference.

22.10  Survival
       --------

The provisions of Articles 5(c), 5(d), 8, 9, 12, 16, 18, 21 and 22.2 shall survive the termination of this Agreement for whatever reason.

     IN WITNESS WHEREOF, the Company and the Manufacturer have caused this Agreement to be executed by their duly empowered representatives as of the date first written above.

GE MARQUETTE MEDICAL SYSTEMS INC.

/s/ Fred Robertson
------------------------------
By: Fred Robertson
Title: Chief Executive Officer


CARDIODYNAMICS INTERNATIONAL CORPORATION

/s/ Michael K. Perry
-------------------------------
By:  Michael K. Perry
Title:  Chief Executive Officer

                                       13

                                   EXHIBIT A
                                   ---------

                         Operator's and Service Manual
                         -----------------------------

Manufacturers Standard Operators Manual


                                      A-1

                                   EXHIBIT B
                                   ---------

                                 The Territory
                                 -------------

The United States including Puerto Rico and dependent territories.

Manufacturer appoints the Company as its authorized representative to promote and sell the Products to hospitals in the Territory, with the following exceptions:


(a) Congestive heart failure and dialysis clinics , including those based in hospitals.
(b) Hospitals that are less than one hundred (100) beds and are not within corporate partnerships with the Company (a list of hospitals to be provided to the Manufacturer at the commencement of this agreement, and to be updated on a quarterly basis during the term of this agreement).

In areas in the Territory in which the Manufacturer does not have representation by direct sales representatives, the Company may promote and sell the Products to all health care providers in mutually agreed upon areas. In the event the Manufacturer hires a direct sales representative in an area in the Territory, within three months of the date of hire of the direct sales representative, the Company will confine its promotional and sales activities to hospitals with more than 100 beds and all hospitals designated as corporate partner hospitals (regardless of number of beds) in the area covered by the Manufacturer's new sales representative. The Manufacturer's sales force and distributors have until December 31, 1999 to complete sales within any of the Company's territory as defined above. Otherwise, any sales in progress that are completed after December 31, 1999 will be accounted toward the Company's minimum volume commitment. The Company will provide to Manufacturer on no less than a quarterly basis, a listing of all hospitals designated as corporate partner hospitals within the Territory. The Manufacturer's sales force and distributors will have 90 days from notice of a new corporate partner hospital, to complete any sales in progress with that hospital. Otherwise, any sales that are completed after 90 days will be accounted toward the Company's minimum volume commitment.


                                      B-1

                                   EXHIBIT C
                                   ---------


                                    Pricing
See attached Price List for List Prices of BioZ.com monitors and Accessories.

Transfer pricing to GEMMS will be as follows:
 .  35% discount from list price for the BioZ.com Monitor
 .  25% discount from list price for all accessories

Company and Manufacturer agree to review the Prices after the Products have been distributed by Company for a period of six (6) months and every six (6) months thereafter; provided, however, that in no event shall any increase in Prices for a particular Product be greater than the percent increase in CardioDynamics' cost of goods for such Product.

Furthermore, the Parties agree to review the level of discount on a yearly basis, based on the level of commitment and participation by the Manufacturer's salesforce as defined in Exhibit D.

                                      C-1

                                   EXHIBIT D
                                   ---------

                                 Training Plan
                                 -------------

  A. Sales and Marketing. Manufacturer will train the designated sales, clinical applications and marketing employees of Company in the use and operation of the Products. Such training shall take place at a mutually agreed upon place and time. Manufacturer's salesforce will provide approximately 10% of their aggregate efforts toward sales support to the Company's salesforce for in-hospital sales The Manufacturer's salesforce will receive commission and quota credit on GEMMS sales of the Manufacturer's products into hospitals, paid by the Manufacturer. The Manufacturer will provide reasonable market development support toward establishing successful penetration of the Product in the Territory.

  B. Service. The parties will negotiate in good faith a definitive written agreement with respect to the service and training to be provided by Manufacturer to Company.

  C. Quality Assurance. Manufacturer shall train Company's designated employees, at a mutually agreeable time, at the Manufacture's facilities in San Diego, California in the procedures used by Manufacturer to perform quality assurance inspections of the Products.

  D. Expenses. The training provided by Manufacturer described in this Exhibit D will be provided without further charge to Company. At Company's option, Manufacturer will make available training described in this Exhibit D at other locations reasonably acceptable to Manufacturer, as Company may reasonably request from time to time. All costs and expenses incurred by the parties in connection with their travel to, or attendance at such training (including, but not limited to, expenses for transportation, lodgings, and meals) shall be borne by the party incurring those costs and expenses. Manufacturer shall provide Company training of sufficient quality to enable the Company's employees to perform the Company's obligations under this Agreement competently and professionally.

                                      D-1

                                   EXHIBIT E
                                   ---------

                               Warranty Periods
                               ----------------


[Manufacturers Standard Z-Care Service Policy]


                                      E-1